UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

DTS8 COFFEE COMPANY, LTD
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

BERKELEY COFFEE & TEA, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

Effective April 15, 2013, DTS8 Coffee Company, Ltd. (the “Company”) entered into an agreement with Atlanta Capital Partners, LLC (the “Consultant”) to provide investor relation services.  The engagement commences on the April 15, 2013, and shall continue on a year-to-year basis until terminated by either party upon thirty days prior written notice to the other party. The Company shall pay to Consultant, in advance, three hundred thousand (300,000) restricted shares for the engagement.

The summary of the Agreement entered into in connection with the engagement of Atlanta Capital Partners, LLC as set forth in this report on Form 8-K is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as exhibit 10.2 is the Agreement between Atlanta Capital Partners, LLC and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Sean Tan

Sean Tan, President